THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE
SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE
ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES, OR
DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE
ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION IS NOT REQUIRED.

                                  MDWERKS, INC.

                             SECURED PROMISSORY NOTE
                             -----------------------

U.S. $250,000.00                                                 AUGUST 24, 2006

         THIS PROMISSORY NOTE (this "Note") is made as of this 24th day of
August, 2006 by MDwerks, Inc., a corporation incorporated under the laws of
State of Delaware ("Maker"), in favor of David Goldner or his assigns ("Payee").

                                    RECITALS
                                    --------

         WHEREAS, this note (the "Note") is being issued pursuant to a
Convertible Note and Warrant Subscription Agreement dated as of the date hereof
(the "Purchase Agreement").

         WHEREAS, Maker requires the financing provided pursuant to the sale of the Note for working capital and general corporate purposes.

         WHEREAS, in order to secure the payment obligation of the Maker hereunder, the Maker and Xeni Financial Services, Corp., a Florida corporation
("Xeni"), an affiliate of Maker which will derive substantial financial benefit from the provision of working capital financing to Maker pursuant to the sale of this Note, simultaneously herewith, are executing and delivering a Guaranty, dated as of the date hereof ("Guaranty") and a Security Agreement, dated as of the date hereof (the "Security Agreement") to provide a guaranty of the obligations under this Note and a security interest securing such guaranty in favor of Payee in the collateral described in the Security Agreement.

         NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, and for and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,
Maker and Payee hereby covenant and agree as set forth below. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement.

         FOR VALUED RECEIVED, Maker hereby promises to pay to the order of
Payee, the principal sum of TWO HUNDRED FIFTY THOUSAND AND 00/00 ($250,000.00)
DOLLARS, or such lesser amount as may from time to time be otherwise owing from
Maker to Payee under this Note, together with interest on the principal amount from time to time outstanding hereunder accrued from the date hereof at the rate and in the manner set forth below. All payments of principal or interest or both shall be paid as set forth below, and each such payment shall be made in lawful money of the United States of America.

         This Note is subject to the following terms and conditions:

         1. PAYMENTS OF PRINCIPAL AND INTEREST.
            -----------------------------------

                  (a) Repayment. Unless otherwise repaid as provided herein, the entire unpaid principal balance of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the date that is
Three Hundred Sixty-Five (365) days following the date hereof (the "Maturity
Date"), except that if such date is not a day on which commercial banks or governmental offices are open for business in the State of Florida (a "Business
Day") then the Maturity Date shall be the next day that is a Business Day.

                  (b) Default Rate Upon Failure To Repay. If Maker fails to
repay this Note on or prior to the Maturity Date or any applicable mandatory prepayment date as provided for in Section 1(d) of this Note below, or such earlier date resulting from the acceleration of the date upon which the principal amount of this Note shall be payable in accordance with the terms of this Note (due to an Event of Default or otherwise), the interest rate on the outstanding principal amount, accrued and unpaid interest and all other amounts due hereunder shall increase to a rate of twelve percent (12%) per annum, until all amounts owing on this Note are repaid in full.

                  (c) Optional Prepayment. Maker shall be entitled, at its
option, to prepay part of or all the outstanding principal amount of this Note, and accrued interest thereon free of any prepayment penalties or charges (the
"Outstanding Balance").

                  (d) Mandatory Prepayment.
                      ---------------------

                           (i) If the outstanding balance due under that certain
         promissory note dated September 29, 2005 in the original principal amount of Two Hundred Fifty Thousand ($250,000.00) Dollars issued by
         Mobile Diagnostic Imaging, Inc. and that certain promissory note dated
         June 21, 2006 in the original principal amount of One Hundred Twenty
         One Thousand Sixty-Eight and 21/100 ($121,068.21) Dollars issued by
         Mobile Diagnostic Imaging, Inc. (such promissory notes, together with any promissory notes issued in replacement thereof, as any such notes or replacement notes may be amended or modified, collectively, the "Dr.
         Note") to Xeni Financial Services, Corp. is repaid and the remaining balance owed under the Dr. Note is less than Two Hundred Thousand
         ($200,000.00) Dollars, then within five (5) business days after receipt of such repayment, Maker shall repay to Payee the difference between the remaining balance on the Dr. Note and Two Hundred Thousand
         ($200,000.00) Dollars on a dollar for dollar basis. Within fifteen (15)
         days of the end of each month, Maker shall deliver to Payee a certificate of an

         officer of Payee stating the aggregate balance of the Dr. Note as of the end of such month.

                           (ii) If the Dr. Note is terminated, accelerated or
         forgiven, then within five (5) business days after any such event,
         Maker shall pay to Payee the principal balance under this Note and all accrued interest thereon through the date of payment in full of the principal balance due under this Note and accrued interest thereon.

                  (e) Manner of Payment. Maker shall make payment in accordance with the terms of this Note no later than 5:30 p.m. (New York City time) on the date when due, in immediately available funds. Each payment of principal and of interest shall be paid by Maker without setoff or counterclaim to Payee at
Payee's address set forth in the Purchase Agreement, or to such other location or accounts within the United States as Payee may specify in writing to Maker from time to time, in immediately available funds or as otherwise explicitly provided for herein.

                  (f) Cancellation. After all amounts owed on this Note have been paid in full Payee shall surrender this Note to Maker for cancellation and this Note will not be reissued.

         2. INTEREST RATE.
            --------------

                  (a) Subject to Section 1(b), the principal balance outstanding from time to time under this Note will bear interest at the rate equal to seven percent (7%) per annum, commencing the date hereof to and including the date of payment in full of the Outstanding Balance of this Note. Interest on this Note shall be calculated on the basis of actual days elapsed in a 365-day year.

                  (b) Interest on this Note shall be due and payable in arrears on each one month anniversary date of the date of this Note and on the date that the principal balance owing under this Note is paid in full.

         3. COVENANTS.
            ----------

                  (a) Maker shall repay the Outstanding Balance due hereunder on the Maturity Date.

                  (b) Simultaneously with the execution hereof, Maker shall
cause Xeni to file all forms and documents (the "Security Interest Filings") in all applicable jurisdiction(s) necessary to perfect the security interest of the
Payee in the Collateral (as defined in the Security Agreement). Maker shall deliver copies of all such Security Filings to the Payee.

         4. EVENTS OF DEFAULT. The following are "Events of Default" hereunder:
            ------------------

                  (a) any failure by Maker to pay when due the Outstanding
Balance;

                  (b) if either Maker or Xeni shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator or any of its property, (ii) admit in writing its inability to pay its debts as they mature,
(iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent or be the subject of an order for relief under
Title 11 of the United States Bankruptcy Code, (v) file a voluntary petition in bankruptcy or a petition for bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation, or file an answer admitting the material allegations of any petition filed against it in any such proceeding under any such law or any such involuntary petition or proceeding under any such law shall remain undismissed or unstayed for thirty (30) days, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

                  (c) any dissolution, liquidation or winding up of Maker or
Xeni or any substantial portion of its business;

                  (d) any cessation of operations by Maker or Maker is otherwise generally unable to pay its debts as such debts become due; and

                  (e) either Maker shall fail to perform any of its other
obligations or covenants hereunder or Xeni shall fail to perform any of its obligations or covenants or breach any of its representations or warranties under the Guaranty or the Security Agreement.

         5. REMEDIES ON DEFAULT. If any Event of Default shall occur and be continuing, then the entire Outstanding Balance and all other amounts owing hereunder shall become immediately due and payable, without notice or demand.

         6. CERTAIN WAIVERS. Except as otherwise expressly provided in this
Note, Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default and notice of any and all of the foregoing.

         7. NO IMPAIRMENT. Maker will not, by amendment of its articles of incorporation, bylaws, or through reorganization, consolidation, merger, dissolution, sale of assets, or another voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Payee against impairment.

         8. AMENDMENTS. This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         9. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.
            --------------------------------------------------

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF
FLORIDA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF FLORIDA. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR
ITSELF AND ITS

PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF
FLORIDA SITTING IN THE COUNTY OF BROWARD AND OF THE UNITED STATES DISTRICT COURT
OF THE SOUTHERN DISTRICT OF FLORIDA, AND ANY APPELLATE COURT FROM ANY THEREOF,
IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR
RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO
HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY
SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FLORIDA OR, TO THE
EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS NOTE OR ANY
OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS NOTE TO SERVE
PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. MAKER HEREBY WAIVES THE RIGHT TO
TRIAL BY JURY IN ANY ACTION OR PROCEEDING FOR THE ENFORCEMENT OR COLLECTION OF
THIS NOTE.

         10. NOTICES. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing and shall be deemed to have been given hereunder when it (a) shall have been sent by certified or registered United States mail, postage pre-paid or via overnight courier, or (b) shall have been delivered, in either case, if to the Maker, to its principal executive offices, and if to the payee to 800 South Ocean
Boulevard, Suite LPH1, Boca Raton, FL 33432, or such other address as shall hereafter be designated by notice in writing.

         11. TRANSACTION AND ENFORCEMENT COSTS. In the event that Payee shall, after the occurrence and during the continuance of an Event of Default (and provided that Payee shall be permitted, at such time, to enforce its rights hereunder and retain payments received hereunder), turn this Note over to an attorney for collection, Maker shall further be obligated to Payee for Payee's reasonable attorneys' fees and expenses incurred in connection with such collection as well as any other reasonable costs incurred by Payee in connection with the collection of all amounts due hereunder. Maker shall be responsible for and shall pay any and all stamp taxes, recording taxes or other similar taxes payable to any governmental taxing authority in connection with the execution, delivery and payment and performance by Maker under this Note (specifically excluding any income taxes owing by Payee with respect to interest and other payments under this Note).

         12. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon notice by
Payee to Maker of the loss, theft, destruction or mutilation of this Note, and upon surrender and cancellation of this Note, if mutilated, Maker, as its expense, will make and deliver a new note of like tenor, in lieu of this Note;
provided, however, prior to issuance of a new Note, Maker may require Payee to provide Maker an affidavit and indemnity regarding any lost or mutilated Note.

         13. SUCCESSORS AND ASSIGNS. This Note and the obligations and rights of
Maker hereunder, shall be binding upon and inure to the benefit of Maker, the
Payee, and their respective successors and assigns. Maker may not assign any of its obligations, liabilities or duties hereunder without the written consent of
Payee.

         14. SEVERABILITY. In the event that any provision of this Note becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Note will continue in full force and effect without said provision and the parties agree to replace such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provisions; provided, however, that no such severability will be effective against a party if it materially and adversely changes the economic benefits of this Note to such party.

         15. FURTHER ASSURANCES. Maker and its agents shall each cooperate with
Payee and use (or cause its agents to use) its commercially reasonable best efforts to promptly (i) take or cause to be taken, or to cause Xeni to take or cause to be taken, all necessary actions, and do or cause to be done all things necessary, proper or advisable under this Note and applicable laws to consummate and make effective all transactions contemplated by this Note as soon as practicable following the request of Payee, and (ii) obtain all approvals required to be obtained from any third party necessary, proper or advisable to the transactions contemplated by this Note.

         16. USURY. Notwithstanding any provision to the contrary contained in this Note, or any and all other instruments or documents executed in connection herewith, Maker and Payee intend that the obligations evidenced by this Note conform strictly to the applicable usury laws from time to time in force. If, under any circumstances whatsoever, fulfillment of any provisions thereof or any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity.

         IN WITNESS WHEREOF, Maker has duly caused this Note to be signed on its behalf, in its company name and by its duly authorized officer as of the date first set forth above.

                                         MDWERKS, INC.

                                         By:      /s/ Howard B. Katz
                                                 -------------------

                                         Name:    Howard B. Katz

                                         Title:   Chief Executive Officer